SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 10, 2005

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California 92123
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2005 Registrant entered into a new Revolving Credit Agreement (the “Credit”) with the following unaffiliated lenders, some of whom are its lenders under an expiring Revolving Credit Agreement:

JPMorgan Chase Bank N.A., Administrative Agent and Lender

JPMorgan Securities Inc., Sole Bookrunner and Sole Lead Arranger

Bank of the West

Harris Nesbitt Financing, Inc.

Union Bank of California, N.A.

Calyon New York Branch

Wachovia Bank, N.A.

Credit Amount:                                              $150,000,000

Interest Rate:                         A daily rate equal to the greater of the JPMorgan Chase Bank Prime Rate or the overnight Federal Funds Rate plus one-half of one percent, plus a spread up to 0.25%; or for Eurodollar loans the Adjusted LIBOR, plus a spread up to 1.25%.

Term:  Five years, expiring March 9, 2010.

Selected Other Terms:

The Credit Agreement contains covenants which, among other things, limit the incurrence of additional indebtedness, liens, contingent liabilities, dividends and other distributions to shareholders (but such dividend limitations are in excess of Registrant’s current annual rate of dividends), transactions with affiliates, asset sales, acquisitions of businesses in excess of $20,000,000 without permission of the Administrative Agent, mergers, and other matters customarily restricted in such agreements.

The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, the occurrence of a change in control and judgment defaults.

Refer to the full Credit Agreement which will be filed as an exhibit to the form 10-Q for the quarter ended March 31, 2005, a copy of which is also available by contacting the Corporate

Secretary.

This Agreement replaces an expiring Revolving Credit Agreement having a comparable interest rate and a maximum credit amount of $60,000,000 of which $28,500,000 was outstanding immediately prior to the funding of the new agreement.

Item 3.03 Material Modification to Rights of Security Holders

The Credit described in Item 1.01 requires the Registrant to meet certain financial tests, including a minimum interest coverage ratio, a maximum total leverage ratio, a maximum debt to EBITDA ratio and a maximum Priority Indebtedness ratio.  In addition it provides that dividends or payments on account of the purchase (however defined) of its outstanding Equity Interests (“Restricted Payments”) may not be made, except (a) cash dividends not to exceed $6,000,000 in any fiscal year may be paid and (b) other Restricted Payments may be made provided that the aggregate of such payments in any fiscal year may not exceed $25,000,000 plus 50% of Consolidated Net Income for the previous fiscal year less all Restricted Payments previously made in the current fiscal year, provided that immediately after giving effect to payments described in (a) and (b) no Default shall have occurred and be continuing.

Refer to the full Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	March 10, 2005
/s/ W. W. Boyle
W. W. Boyle
Chief Financial Officer